Exhibit 21

RiceBran Technologies
Subsidiaries of the Registrant
As of April 1, 2019

Subsidiaries of the Registrant	State or Other Jurisdiction of Incorporation
Golden Ridge Rice Milles, Inc. (1)	Delaware corporation
Grain Enhancement, LLC (2) (4)	Delaware limited liability company
NutraCea, LLC (1)	Delaware limited liability company
RBT PRO, LLC (6)	Delaware limited liability company
RBT – YOUJI, LLC (7)	Delaware limited liability company
Rice Rx, LLC (1)	Delaware limited liability company
Rice Science LLC (1)	Delaware limited liability company
The RiceX Company (1)	Delaware corporation
RiceX Nutrients, Inc. (3)	Montana corporation.
SRB-MERM, LLC (5)	Delaware limited liability company
SRB-LC, LLC (5)	Delaware limited liability company
SRB-MT, LLC (5)	Delaware limited liability company
SRB-WS, LLC (5)	Delaware limited liability company
SRB-IP, LLC (5)	Delaware limited liability company

(1)	wholly owned subsidiary of RiceBran Technologies
(2)	47.5% interest
(3)	wholly owned subsidiary of The RiceX Company
(4)	inactive
(5)	wholly owned subsidiary of NutraCea, LLC
(6)	50.0 % interest
(7)	55.0 % interest